UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2018 (July 9, 2018)

WILLSCOT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 S. Bond Street, #600

Baltimore, Maryland 21231

(Address, including zip code, of principal executive offices)

(410) 931-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.             Entry into a Material Definitive Agreement.

In connection with WillScot Corporation’s (the “Company”) pending acquisition of Modular Space Holdings, Inc. (the “Acquisition”), on July 9, 2018, Williams Scotsman International, Inc. (“WSII”) and certain other subsidiaries of the Company entered into a first amendment (the “First Amendment”) to their ABL credit agreement, dated as of November 29, 2017 (the “Credit Agreement”), among WSII, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as agent and collateral agent. The amendments contemplated by the First Amendment will not become effective until the closing of the Acquisition.

Upon its effectiveness, the First Amendment will amend the Credit Agreement to, among other things, (i) permit the Acquisition and the related incurrences of indebtedness by WSII and certain other subsidiaries of the Company to finance the Acquisition; (ii) increase the maximum revolving credit facility amount to $1.35 billion with an accordion feature allowing up to $1.8 billion of capacity; and (iii) increase certain thresholds, basket sizes and default and notice triggers to account for the increased size of the business of WSII and its subsidiaries following the Acquisition.

Item 3.01.             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.             Other Events.

As disclosed previously, as a special purpose acquisition company prior to its business combination with WSII in November 2017, the Company was required to demonstrate compliance with the initial listing requirements for The Nasdaq Capital Market following the business combination. In January 2018, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company’s common stock complies with the initial requirements for listing on The Nasdaq Capital Market, whereas the Company’s warrants did not comply with the minimum 400 round lot holder requirement set forth in Listing Rule 5515(a)(4). For purposes of the initial listing requirements for warrants, a round lot holder is an investor that owns at least 100 warrants.

The Company timely requested a hearing to explore the possibility of staying a delisting action. On February 20, 2018, a Nasdaq Hearings Panel granted the Company’s request for an extension of time to demonstrate compliance by July 3, 2018.

On July 10, 2018, the Company was notified of the Nasdaq Hearings Panel’s determination to delist the warrants based on the Company’s failure to demonstrate compliance by the July 3 deadline. Trading for the Company’s warrants was suspended at the opening of business on July 12, 2018, and a Form 25-NSE will be filed with the Securities and Exchange Commission to remove the warrants from listing and registration on the Nasdaq Stock Market.

The Company expects that its warrants will be eligible to be traded over-the-counter. However, no assurance can be given that trading of the warrants will be commenced or maintained on an over-the-counter market or any other quotation medium.

This action does not affect the listing of the Company’s class A common stock (Nasdaq: WSC).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Corporation

	By:	/s/ Bradley Bacon
Dated: July 12, 2018		Name:	Bradley Bacon
		Title:	Vice President, General Counsel & Corporate Secretary